UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Additional Information Regarding the Special Meeting of

Shareholders to Be Held on September 1, 2021

The following Proxy Statement Supplement (the “Supplement”) relates to the proxy statement (the “Proxy Statement”) of Chardan Healthcare Acquisition 2 Corp. (the “Company”), dated August 5, 2021, furnished to shareholders of the Company in connection with the solicitation by the Company’s Board of Directors of proxies to vote shares at the special meeting of the Company’s stockholders (the “Special Meeting”) to be held on September 1, 2021 at 9:00 a.m. Eastern Time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about August 30, 2021.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Dear Chardan Healthcare Acquisition 2 Corp. Stockholders,

As you are aware, the Special Meeting of stockholders of Chardan Healthcare Acquisition 2 Corp. will be held on Wednesday, September 1, 2021, solely by means of remote communication in a virtual-only format, commencing at 9:00 a.m. Eastern Time. The purpose of this letter is to update information contained in the Proxy Statement relating to the “broker non-vote” rules that apply to the proposal to change the Company’s name from “Chardan Healthcare Acquisition 2 Corp.” to “Renovacor, Inc.” (“Proposal No. 2A”) and the proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the other proposals to be considered and voted upon at the Special Meeting (“Proposal No. 5”).

Background Regarding Broker Non-Votes

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange (“NYSE”) rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Characterization of Proposal No. 2A and Proposal No. 5 as “Routine” Matters

The Proxy Statement indicated that each of Proposal No. 2A and Proposal No. 5 are “non-routine” matters and, therefore, a bank, broker, trustee or other nominee cannot vote your shares on Proposal No. 2A or Proposal No. 5 without receiving specific voting instructions from you. Subsequent to the mailing of the Proxy Statement, the Company was advised by the NYSE that the NYSE considers Proposal No. 2A and Proposal No. 5 to be “routine” matters. Because Proposal No. 2A and Proposal No. 5 are “routine” matters under NYSE rules, a bank, broker, trustee or other nominee that does not receive specific voting instructions from you may, under applicable NYSE rules, vote your shares in its discretion on Proposal No. 2A and Proposal No. 5. We therefore do not expect any “broker non-votes” in connection with Proposal No. 2A or Proposal No. 5.

Accordingly, the Company is hereby revising the information in the Proxy Statement to state that each of Proposal No. 2A and Proposal No. 5 is a “routine” matter for which banks, brokers, trustees and other nominees will be permitted to exercise discretion to vote uninstructed shares. The Company hereby revises the section of the Proxy Statement entitled “Questions and Answers About the Proposals—If my shares are held in ‘street name,’ will my broker, bank or nominee automatically vote my shares for me?” to read in its entirety as follows:

Q. If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. A bank, broker or other nominee may, however, generally vote your shares on routine matters even without receiving instructions from you. Proposal No. 2A (to change our name from “Chardan Healthcare Acquisition 2 Corp.” to “Renovacor, Inc.”) and the adjournment proposal are considered routine matters. As a result, no broker non-votes are expected with respect to these proposals. We believe the other proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on such proposals presented at the special meeting. If you do not provide instructions with respect to such proposals with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares with respect to such proposals; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares on proposals (other than Proposal No. 2A and the adjournment proposal) only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

The Company also hereby revises the section of the Proxy Statement entitled “Special Meeting of Chardan Stockholders—Effect of Abstentions and Broker Non-Votes” to read in its entirety as follows:

Abstentions will have no effect on the outcome of each of the business combination proposal, the incentive plan proposal, the NYSE proposal and the adjournment proposal. However, abstentions will count as a vote “AGAINST” the Charter Proposals.

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. A bank, broker or other nominee may, however, generally vote your shares on routine matters even without receiving instructions from you. Proposal No. 2A (to change our name from “Chardan Healthcare Acquisition 2 Corp.” to “Renovacor, Inc.”) and the adjournment proposal are considered routine matters. As a result, no broker non-votes are expected with respect to these proposals. We believe the other proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on such proposals presented at the special meeting. If you do not provide instructions with respect to such proposals with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares with respect to such proposals; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares on proposals (other than Proposal No. 2A and the adjournment proposal) only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Your vote is important. This letter should be read in conjunction with the Proxy Statement, which we encourage you to read carefully and in its entirety before making a voting decision. To the extent that information in this letter differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. Whether or not you plan to attend the virtual Special Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and please vote as soon as possible using one of the methods described in the Proxy Statement.

Sincerely,

/s/ Gbola Amusa
Gbola Amusa
Executive Chairman of the Board of Directors

August 30, 2021